Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:

Chapter 11 Case No.

Lehman Brothers Holdings Inc., et al.,	08-13555
Jointly Administered
Debtors.

QUARTERLY FINANCIAL REPORT

AS OF OCTOBER 6, 2022

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC.
c/o KRISTINE DICKSON – CHIEF FINANCIAL OFFICER
110 EAST 42ND STREET
SUITE 820
NEW YORK, NY 10017

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP
c/o GARRETT A. FAIL
767 FIFTH AVENUE
NEW YORK, NY 10153

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., AS PLAN ADMINISTRATOR

Date: November 23, 2022

Quarterly Financial Report as of October 6, 2022 (Unaudited)

Table of Contents

I.	Schedule of Debtors	3

II.	Cash Flow Estimates	4

III.	Notes to the Cash Flow Estimates	6

	Note 1 - Basis of Presentation	6

	Note 2 - Due from/to Non-Controlled Affiliates	9

	Note 3 - Due from/to LBHI and LBHI-Controlled Entities	12

	Note 4 – Disputed Claims	13

	Note 5 – Legal Proceedings	14

	Note 6 – Taxes Payable	17

IV.	Balance Sheets	18

QUESTIONS

The Company has established an email address to receive questions from readers regarding this presentation and its other financial disclosures. The Company plans to review questions received, and for those subjects which the Company determines a response would not (i) violate a confidentiality provision, (ii) place the Company in a competitive or negotiation disadvantage, or (iii) be unduly burdensome relative to the value of information requested, the Company shall endeavor to post a response on the website listed below (maintaining the anonymity of the originators of the questions). The Company assumes no obligation to respond to email inquiries.

Please email questions, with document references as relevant, to:

QUESTIONS@lehmanholdings.com

The Company’s previously posted responses can be found on the Epiq website maintained for the Company:

www.lehman-docket.com under the Key Documents tab and the Responses to Questions Submitted category

Quarterly Financial Report as of October 6, 2022 (Unaudited)

I.	Schedule of Debtors

The twenty-three entities listed below (the “Debtors”) filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on the dates indicated below. On December 6, 2011, the Bankruptcy Court confirmed the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). On March 6, 2012, the “Effective Date” (as defined in the Plan) occurred. As of the date hereof, the following Debtor’s chapter 11 case remains open:

	Case No.	Date Filed (“Commencement Date”)
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	09/15/2008

The following Debtors’ chapter 11 cases were closed pursuant to final decrees entered by the Bankruptcy Court (Docket No. 51920, No. 54163, No. 58257, No. 59472, No. 60623 and No. 61162):

	Case No.	Date Filed	Date Closed
LB 745 LLC	08-13600	09/16/2008	01/28/2016
PAMI Statler Arms LLC	08-13664	09/23/2008	01/28/2016
CES Aviation LLC	08-13905	10/05/2008	01/28/2016
CES Aviation V LLC	08-13906	10/05/2008	01/28/2016
CES Aviation IX LLC	08-13907	10/05/2008	01/28/2016
LB 2080 Kalakaua Owners LLC	09-12516	04/23/2009	01/28/2016
LB Somerset LLC	09-17503	12/22/2009	01/28/2016
LB Preferred Somerset LLC	09-17505	12/22/2009	01/28/2016
East Dover Limited	08-13908	10/05/2008	12/15/2016
Luxembourg Residential Properties Loan Finance S.a.r.l.	09-10108	01/07/2009	12/15/2016
Merit LLC	09-17331	12/14/2009	12/15/2016
Lehman Brothers Derivative Products Inc. (“LBDP”)	08-13899	10/05/2008	06/14/2018
Lehman Brothers Financial Products Inc. (“LBFP”)	08-13902	10/05/2008	06/14/2018
Lehman Scottish Finance L.P.	08-13904	10/05/2008	06/14/2018
LB Rose Ranch LLC	09-10560	02/09/2009	06/14/2018
Lehman Brothers Commodity Services Inc. (“LBCS”)	08-13902	10/03/2008	02/11/2019
Lehman Brothers Commercial Corporation (“LBCC”)	08-13901	10/05/2008	02/11/2019
Structured Asset Securities Corporation	09-10558	02/09/2009	02/11/2019
Lehman Brothers OTC Derivatives Inc. (“LOTC”)	08-13893	10/03/2008	05/04/2020
Lehman Brothers Commercial Paper Inc. (“LCPI”)	08-13900	10/05/2008	05/04/2020
BNC Mortgage LLC	09-10137	01/09/2009	05/04/2020
Lehman Brothers Special Financing Inc. (“LBSF”)	08-13888	10/03/2008	07/01/2021

Quarterly Financial Report as of October 6, 2022 (Unaudited)

II.	Cash Flow Estimates

Lehman Brothers Holdings Inc. & LBHI-Controlled Entities

($ in millions)		As of 6/30/22	Cash Activity 7/1/22 - 10/6/22	Estimate Changes(2)	Transfers, Reclassifications, Adjustments(1)	As of 10/6/22
CASH AND INVESTMENTS
Reserves for Claims		$18		$0	$—	$18
Reserves for Operating Expenses, Incentive Fees, and Other		106	(5)	1	—	101

Total Cash & Investments - Restricted		124	(5)	1	—	119
Total Cash & Investments - Unrestricted		43	(8)	(1)	—	34

TOTAL CASH AND INVESTMENTS [A]		$167	$(14)	$—	$—	$153

CASH FLOW ESTIMATES
Net Receipts
Financial Instruments		$20	$(1)	$1	$—	$20
Other		11	(2)	1	—	10

Sub-Total - Net Receipts		31	(2)	2	—	30
Recoveries From Non-Controlled Affiliates	Note 2
Europe		192	(1)	(18)	29	203
Asia		31	—	(1)	1	30
Other		30	—	—	(30)	—

Sub-Total - Recoveries From Non-Controlled Affiliates		253	(1)	(19)	(0)	233
Operating Expenses and Incentive Fees		(85)	5	(1)	—	(80)
Estimated Taxes Payable	Note 6	(18)	(0)	0	—	(18)

TOTAL CASH FLOW FROM OPERATIONS + OTHER RECEIPTS [B]		$181	$2	$(18)	$(0)	$165

OTHER ADJUSTMENTS
(Less): Cash held for the benefit of third parties		$(3)	$0	(0)	$—	$(3)

TOTAL OTHER ADJUSTMENTS [C]		$(3)	$0	$(0)	$—	$(3)

ESTIMATED CASH AVAILABLE FOR DISTRIBUTIONS [A+B+C]		$346	$(12)	$(19)	$(0)	$315

(1)

Transfers, Reclassifications, Adjustments include a reclassification of certain Affiliate Claims previously shown in Recoveries From Non-Controlled Affiliates – Other to Recoveries From Non-Controlled Affiliates – Europe and Recoveries From Non-Controlled Affiliates – Asia.

(2)	Estimate change for Recoveries from Non-Controlled Affiliates – Europe primarily relates to the negative impact of movements in foreign exchange rates during the period.

Quarterly Financial Report as of October 6, 2022 (Unaudited)

Estimated Remaining Creditor Recoveries

The following schedules show the estimated remaining recoveries for LBHI by claim class, based on the “Estimated Cash Available for Distributions” in the preceding table on page 4. The estimated remaining recoveries on page 4 and the schedule below do not include (a) potential recoveries from the Excluded Recoveries, and (b) estimates for potential catch-up distributions on potential full or partial allowance of any disputed claims.

($ in millions)

Lehman Brothers Holdings Inc.
				Estimated
		Allowed Claims	Estimated	Remaining		Estimated
		Eligible for	Remaining	Recovery % as	Actual Recovery	End of Case
		Distributions (1)	Recovery	of 10.06.22	% Thru D25 (2)	Recovery %
Class	Designation	$	$	A	B	= A + B
3	Senior Unsecured	$82,521	$164	0.198%	46.526%	46.724%
4A	Senior Affiliate Claims	33,537	60	0.177%	37.472%	37.650%
4B	Senior Affiliate Guarantee	9,521	17	0.173%	36.566%	36.739%
5	Senior Third-Party Guarantee	30,558	42	0.139%	29.257%	29.396%
7	General Unsecured	4,930	9	0.184%	43.555%	43.739%
8	Derivative Affiliate / Affiliate Guarantee Claims	451	1	0.163%	34.427%	34.591%
9A	Third Party Guarantee Derivatives	17,923	23	0.130%	27.539%	27.670%
9B	Third Party Guarantee Derivatives RACER’s	—	—	0.079%	16.743%	16.822%
10A	Subordinated Class 10A Claims	3,399	—	—	—	—
10B	Subordinated Class 10B Claims	10,330	—	—	—	—
10C	Subordinated Class 10C Claims	1,493	—	—	—	—

	Total	$194,664	$315

(1)

Estimated Recovery percentages are calculated based on recoveries of Allowed Claims Eligible for Distributions as reported on Exhibit B of the 25th Distribution Notice filed on September 29, 2022. For purposes of this calculation:

a.

Allowed claims exclude (i) claims against LBHI satisfied in full through the combination of the primary obligor and guarantee distributions from LBHI, and (ii) previously Allowed Claims that have been withdrawn.

b.

Disputed claims are assumed to be allowed at zero, and all cash reserves currently held on behalf of holders of disputed claims are assumed to be released for the benefit of all holders of Allowed Claims.

c.	Allowed Claims Eligible for Distributions exclude Allowed Claims that LBHI owns against itself.

(2)

The 25th Plan Distribution occurred on October 6, 2022 (“D25”). Through D25, the Debtors have made distributions to creditors totaling $129.0 billion, of which $96.0 billion were payments on account of claims owned or formerly owned by third party creditors.

Quarterly Financial Report as of October 6, 2022 (Unaudited)

III.	Notes to the Cash Flow Estimates

Note 1 – Basis of Presentation

Objectives

On the Effective Date, the Plan became effective and the Debtors emerged from bankruptcy with a new Board of Directors (LBHI’s Board of Directors hereinafter referred to as the “Board”). The Company continues to pursue the objectives of asset value maximization and timely distributions to creditors of available cash through the optimal execution of an orderly wind down process and the judicious and timely resolution of claims. Pursuant to the Plan, the Plan Administrator has made and expects to continue to make distributions to creditors of the Debtor.

Basis of Presentation

The information and data included in the Quarterly Financial Report, including the Notes to the Cash Flow Estimates (the “Quarterly Financial Report”) are derived from sources available to the Debtors and LBHI-Controlled Entities (collectively, the “Company” or “Controlled Affiliates”). The term “LBHI-Controlled Entities” refers to those entities that are directly or indirectly controlled by LBHI and have not filed for protection under Chapter 11 of the Bankruptcy Code. LBHI-Controlled Entities excludes, among others, certain entities (such as Lehman Brothers International (Europe) (in administration) (“LBIE”)) that were not managed or controlled by LBHI as of the Effective Date and are under separate administrations abroad (collectively, “Non-Controlled Affiliates”).

The information and data included in these cash flow estimates and notes thereto (the “October 6, 2022 Cash Flow Estimates”) were prepared to update the June 30, 2022 Cash Flow Estimates filed September 29, 2022 (the “June 30, 2022 CFE”), and are based on estimated cash flows from assets managed in an orderly wind down and/or sale (and related costs of operations) until the Company’s activities are fully resolved.

These October 6, 2022 Cash Flow Estimates include an estimate of expenses to be paid through final termination of the Company on such matters as asset disposition, litigation and disputed claims resolution, administrative wind-down, and related activities. These estimates also include the estimated costs of a small subset of the Company’s current staff committed to stay for many years, if necessary, to oversee the resolution of remaining disputes, other matters and residual wind down activities. These estimates are subject to ongoing review and revision. Actual expenses may differ materially from these estimates.

The Company has prepared the Quarterly Financial Report based on the information available to the Company at the date of filing; however, such information may be incomplete and may be materially deficient. Material uncertainties continue to exist regarding the ultimate value realizable from the Company’s assets, the timing of asset recoveries, future costs, and the eventual level of allowed creditors’ claims. Accordingly, the Quarterly Financial Report is not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Company reserves all rights to revise this report.

In preparing the Quarterly Financial Report, the Company made various estimates and assumptions based on information available to the Company. As such, this report contains forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements containing information regarding the intent, belief or current expectation of the Company and members of its management. Accordingly, the financial information herein is subject to change and any such change may be material.

Quarterly Financial Report as of October 6, 2022 (Unaudited)

Note 1 – Basis of Presentation (continued)

The Quarterly Financial Report should be read in conjunction with the Company’s previous filings, including Form 8-K reports as filed with the United States Securities and Exchange Commission (“SEC”), the Plan and related Disclosure Statement (the “Disclosure Statement”) dated August 31, 2011, and other documents filed after the Commencement Dates with various regulatory agencies or the Bankruptcy Court by LBHI and LBHI-Controlled Entities.

Future expenses and distributions are dependent in large measure on the resolution of various legal matters involving the Company and its Non-Controlled Affiliates. (See Litigation below.) The remaining legal matters require resolution in the United States, as well as multiple foreign jurisdictions, including the United Kingdom, Germany, Switzerland, India, and Australia. The timing for achieving final administrative or judicial resolution of these legal issues is uncertain. As a consequence, the Company cannot definitively specify a date for the final termination of its activities.

All cash flows in these Estimates are presented on an undiscounted basis.

Key Assumptions

Recoveries from Non-Controlled Affiliates

Estimates of recoveries from Non-Controlled Affiliates are based on information obtained from both Non-Controlled Affiliates’ fiduciaries, as well as information obtained by the Company through settlement negotiations and involvement on creditors’ committees.

The Company’s estimates for recoveries from Non-Controlled Affiliates include estimates for recoveries related to LBIE and the Joint Venture (see Note 2 for additional information), as well as estimated recoveries from other Non-Controlled Affiliates in Europe and Asia.

Certain receivables from Non-Controlled Affiliates are denominated in foreign currencies, and as such, estimated recoveries related to these receivables are subject to movements in foreign exchange rates. The Company does not hedge against movements in foreign exchange rates.

The majority of estimated remaining recoveries from Non-Controlled Affiliates are contingent upon (i) the resolution of matters in dispute and/or active litigation, (ii) the receipt of non-U.S. government and/or Court approvals, and/or (iii) the final wind down of estates not controlled by the Plan Administrator. As such, the timing and amount of future recoveries from Non-Controlled Affiliates are uncertain, and actual recoveries may differ materially from these estimates.

At this stage, the number of outstanding matters has been substantially reduced, allowing for greater transparency into LBHI’s internal and confidential assumptions regarding expected recoveries on individual contested matters. Such transparency could undermine the ability of LBHI and certain of its controlled affiliates to achieve optimal outcomes through negotiated settlements. Solely for the purpose of maintaining the confidentiality of its assumptions relating to these uncertain recoveries, which are informed by privileged advice from counsel, LBHI treats ECAPS-related recoveries and the AGR litigation as Excluded Matters herein and therefore excludes estimates for ECAPS-related recoveries, including estimated recoveries under agreements with holders of approximately 16.8% of the ECAPS, and AGR-related litigation recoveries from these October 6, 2022 Cash Flow Estimates. See Note 5 – Legal Proceedings for further information on these litigations.

Quarterly Financial Report as of October 6, 2022 (Unaudited)

Note 1 – Basis of Presentation (continued)

Litigation

The Company is involved directly and/or indirectly in numerous litigations and disputes that will impact its recoveries from Non-Controlled Affiliates. The Company’s estimates of recoveries from Non-Controlled Affiliates incorporate the Company’s current assumptions regarding the resolution of these matters, with the exception of estimates for ECAPS-related and AGR-related litigation recoveries, which are treated as Excluded Matters herein (see Other Litigations in Note 5 for additional information).

In addition, the Company has certain litigation pending against parties other than Non-Controlled Affiliates in U.S. courts which may result in potential recoveries to the Company. For the purpose of these October 6, 2022 Cash Flow Estimates, estimates for all litigations are included, with the exception of matters listed under “Excluded Litigations” in Note 5 herein (“Excluded Litigations”). The estimated costs (i.e., professional, legal and advisory fees) of supporting all of the Company’s litigations, including the Excluded Litigations, are included.

Reporting of Claim Assignments

As part of the Company’s planned operational wind down and legal entity dissolution process, the Company has assigned and will continue to assign claims among Controlled Entities, typically from a subsidiary entity to a parent entity, with no resulting economic effect on estimated overall recoveries. For claim assignments in which Debtor entities are assigned claims against themselves (i.e., when LBHI is assigned a claim against LBHI), the receivables and payables are netted.

This Quarterly Financial Report:

•	reflects activities through October 6, 2022;

•	is not audited nor prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”);

•	includes certain items that remain under continuing review by the Company and may be accounted for differently in future Quarterly Financial Reports.

Due from/to Affiliates

(as shown in the Balance Sheets and Note 2 and Note 3 herein)

Due from/to Affiliates represents (i) receivables related to transactions among LBHI, LBHI-Controlled Entities and Non-Controlled Affiliates (separately or collectively, “Affiliates”), and (ii) payables by LBHI-Controlled Entities to LBHI and Non-Controlled Affiliates.

Following the announcement in August 2022 by the UK Supreme Court that it declined to hear LBHI’s appeal on the ECAPS matter, the Company amended its methodology for recording Due from Non-Controlled Affiliates balances and Due from Controlled Affiliates balances in the Balance Sheets. In prior periods, the Company had recorded Due from/to Affiliates in the Balance Sheets at historical book values, and where applicable, these balances were recorded net of cash distributions. As of these October 6, 2022 Balance Sheets, Due from Controlled Affiliates balances have been adjusted to reflect the Company’s estimates for the maximum potential remaining recoveries on these claims. These estimates for maximum potential remaining recoveries are materially higher in the aggregate than the Company’s current total estimated recoveries on these claims. The Company will continue to review future estimated recoveries from Non-Controlled Affiliates and Controlled Affiliates to determine future adjustments.

Quarterly Financial Report as of October 6, 2022 (Unaudited)

Note 2 – Due from/to Non-Controlled Affiliates

The following table presents, on an aggregate basis for LBHI and LBHI-Controlled Entities, admitted and unsettled filed claims (including statutory interest to date), collections to date from Non-Controlled Affiliates, and aggregate estimated remaining recoveries (including statutory interest):

							Estimated Recoveries (3)
		Admitted	Collections	Admitted and		Maximum
		Claims in	To Date in	Unsettled Filed	Collections	Potential	LBHI & LBHI-
	Local	Local	Local	Claims in USD	To Date in	Recovery in	Controlled
$ in millions	Currency	Currency (1)	Currency (1)	(2)	USD (1)	USD (4)	Entities
Europe
Lehman Brothers Holdings Intermediate 2 Ltd - Subordinated	USD			$6,139	$—		Not included
Lehman Brothers Holdings PLC - Subordinated	USD			1,900	—		Not included

Total Europe - Subordinated (5)				8,039	—		Not included
Lehman Brothers Finance S.A. (5)	CHF	11,092	(2,308)	$11,101	$(2,310)
Lehman Brothers Holdings PLC - Senior (5)	GBP	402	(307)	449	(344)
Thayer Properties Limited	GBP	172	(103)	192	(116)
LB (PTG) Ltd (5)	GBP	171	(94)	191	(105)
Storm Funding Limited (5)	GBP	1,783	(750)	1,991	(838)
Lehman Brothers Limited (5)	GBP	155	(131)	173	(147)

Total Europe - Senior				14,097	(3,859)

Total Europe				$22,136	$(3,859)	$1,793	$203

Asia
LB Commercial Corp. Asia Limited (5)	HKD	19,377	(12,128)	$2,481	$(1,545)
LB Asia Pacific (Singapore) PTE	USD	621	(367)	621	(367)
LB Investments PTE Ltd	USD	536	(347)	536	(347)
LB RE Australia Commerical PTY LTD	AUD	195	(66)	125	(42)
LB Australia Holdings PTY LTD	AUD	145	(63)	93	(40)
Lehman Brothers Australia Ltd (5)	AUD	114	(68)	73	(44)
Other				73	(65)

Total Asia				$4,004	$(2,450)	$110	$30

Total				$26,139	$(6,309)	$1,904	$233

(1)

“Admitted Claims in Local Currency,” “Collections to Date in Local Currency” and “Collections to Date in USD” include statutory interest expected and received to date, less (i) any applicable tax withholdings, which the Company will claim from the relevant tax authorities, and (ii) any distributions received on the claims prior to the assignments of the claims to LBHI and/or LBHI-Controlled Entities.

(2)	“Admitted and Unsettled Filed Claims in USD” includes notional amounts on subordinated receivables and statutory interest.
(3)

Refer to Note 1 – Basis of Presentation herein for further information on the estimated recoveries from Non-Controlled Affiliates. ECAPS-related recoveries are treated as an Excluded Matter herein, and therefore these October 6, 2022 Cash Flow Estimates exclude estimates for ECAPS-related recoveries.

(4)	Refer to Note 1 – Basis of Presentation – Due from/to Affiliates herein for further information on the Maximum Potential Recovery in USD.
(5)	Includes certain claims against Non-Controlled Affiliates acquired through settlements with third parties.

Quarterly Financial Report as of October 6, 2022 (Unaudited)

Note 2 – Due from/to Non-Controlled Affiliates (continued)

The table below presents the Due from/to Non-Controlled Affiliates balances as of October 6, 2022, and the related activity since the previously filed Quarterly Financial Report as of June 30, 2022:

		Activity 7/1/22 - 10/6/22
$ in millions	As of June 30, 2022	Cash Receipts	Cash Distributions	Other (1)	As of October 6, 2022
Due From Non-Controlled	$1,940	$—	$—	$(36)	$1,904
Due To Non-Controlled (2)	$28,083	$—	$(3)	$(0)	$28,080

(1)

Other Due From Non-Controlled Affiliates primarily includes $36 million resulting from the negative impact of movements in foreign exchange rates for the period calculated on the historical net receivable balances.

(2)

“Due to Non-Controlled” balances from LBHI are included in Liabilities Subject to Compromise herein, and primarily include (i) claims against LBHI, net of distributions, originally held by Non-Controlled Affiliates that are currently held by third parties, and (ii) a claim held by Lehman Brothers Treasury Co B.V., in which LBHI has no direct or indirect equity interest.

Quarterly Financial Report as of October 6, 2022 (Unaudited)

Note 2 – Due from/to Non-Controlled Affiliates (continued)

Joint Venture to Facilitate Resolution of LBIE Claims

On January 31, 2014, Lehman Brothers Holdings Intermediate 2 Ltd. (“LBHI2”), a Non-Controlled Affiliate, LBHI, and Elliott Management Corporation and King Street Capital Management, L.P. (together, the “Funds”) entered into definitive documentation and consummated a joint venture to facilitate the resolution of LBIE claims (the “Joint Venture”):

•	LBHI2 contributed to the Joint Venture its admitted senior claim of GBP 36.3 million (“Senior Claim”), subordinated claims of GBP 1.24 billion (“Sub Debt”), and an economic interest in its preferred equity (“Preferred Equity”) in LBIE.

•	The Funds paid approximately GBP 650 million to LBHI2 (by way of a capital contribution to the Joint Venture) and contributed to the Joint Venture the distributions on their claims against LBIE (approximately GBP 2.6 billion face as of January 31, 2014) in excess of the principal amount plus post-administration interest at 8% per year. LBHI2’s final recoveries and distributions will be determined following the resolution of the LBIE estate.

The Joint Venture includes a joint recovery pool governed by a specific sharing formula. Subject to certain adjustments, which could be material, all recoveries from the Sub Debt, Senior Claim, Preferred Equity, and the Funds’ contribution are split as follows:

(a)	100% to the Funds up to the Tier 1 Pool Threshold Amount;

(b)	For recoveries between the Tier 1 Pool Threshold Amount up to the Tier 2 Pool Threshold Amount, 70% to the Funds and 30% to LBHI2;

(c)	For recoveries between the Tier 2 Pool Threshold Amount up to the Tier 3 Pool Threshold Amount, 50% to the Funds and 50% to LBHI2; and

(d)	For recoveries above the Tier 3 Pool Threshold Amount, 25% to the Funds and 75% to LBHI2.

The “Tier 1 Pool Threshold Amount” is GBP 650 million. The “Tier 2 Pool Threshold Amount” is GBP 1.3 billion plus interest calculated at the simple rate of 2.25% from November 30, 2013 through September 3, 2018; thereafter, interest is calculated at the simple rate of 1.25%. The “Tier 3 Pool Threshold Amount” is GBP 2.2 billion plus interest calculated at the simple rate of 4.25% from November 30, 2013 through September 3, 2018; thereafter, interest is calculated at the simple rate of 2.5%.

A detailed summary of the terms of the parties’ commitments and the Joint Venture is available at www.lehman-docket.com in the Key Documents section.

If LBIE makes distributions on the Preferred Equity before aggregate distributions from the Joint Venture to the Funds and LBHI2 have reached GBP 2.2 billion (plus interest), then, in certain circumstances, LBHI2, Luxembourg Finance S.a.r.l. (“Lux Finance”) and LBHI shall be obligated to make payments to preserve the economic terms of the transaction as if 100% of the Preferred Equity proceeds had been transferred by LBHI2 to the Joint Venture.

Receivables from the Joint Venture:

•	LBHI has direct and indirect receivables from various UK Non-Controlled Affiliates. LBHI has included estimated recoveries from those entities in its Cash Flow Estimates, except with respect to ECAPS-related recoveries (see Note 1 – Basis of Presentation, Key Assumptions for further information).

Quarterly Financial Report as of October 6, 2022 (Unaudited)

Note 3 – Due from/to LBHI and LBHI-Controlled Entities

The table below presents the Due from/to LBHI and LBHI-Controlled Entities balances as of October 6, 2022, and the related activity since the previously filed Quarterly Financial Report as of June 30, 2022:

		Activity 7/1/22 - 10/6/22
$ in millions	As of June 30, 2022	Cash Receipts	Cash Distributions	Methodology Adjustment (2)	Other (1)	As of October 6, 2022
Due From LBHI-Controlled to LBHI	$8,130	$—	$—	$(7,764)	$(297)	$69
Due To LBHI from LBHI-Controlled	$7,833	$—	$—	$(7,764)	$(0)	$69

(1)

Due From LHI-Controlled to LBHI as of June 30, 2022, includes a receivable from RACERS (refer to Section IV.I.b of the Disclosure Statement for further information on the RACERS Claims), which has been netted against Liabilities Subject to Compromise as of October 6, 2022.

(2)	Refer to Note 1 – Basis of Presentation – Due from/to Affiliates herein for further information on Methodology Adjustment.

Quarterly Financial Report as of October 6, 2022 (Unaudited)

Note 4 – Disputed Claims

The last remaining Disputed Claim is a derivatives guarantee claim relating to a primary claim held by Enasarco against LBF. The filed amount of the guarantee claim is $62 million. LBHI has entered into a stipulation with the disputed guarantee claimant and has reserved the potential obligation under this agreement, including corresponding Plan Adjustments and interest calculated pursuant to the Plan, entirely in cash. See Note 5 – Legal Proceedings – LBF Guarantee – Enasarco for further information.

Quarterly Financial Report as of October 6, 2022 (Unaudited)

Note 5 – Legal Proceedings

The Company is involved in or will be impacted by a number of judicial, regulatory and mediation proceedings as well as pre-litigation disputes concerning matters arising in connection with the bankruptcy proceedings and various other matters, including the proceedings listed below. The Company has not included in the October 6, 2022 Cash Flow Estimates any estimate of recoveries for the Excluded Recoveries in the table shown below, but has included estimates of recoveries for all other affirmative litigation matters it is pursuing. The Company is not aware of any other litigation matters where the amount at issue exceeds $10 million. As more information becomes available, the Company may record revisions, which may be material, in future Quarterly Financial Reports. (See Note 1—Basis of Presentation—Litigation for further discussion on the impact of these litigations on the cash flow estimates.)

EXCLUDED RECOVERIES
Counterparty	Controlled Entities Party to Litigation	Debtor(s) Potentially Impacted by Litigation	Court	Most Recent Disclosure
Mortgage Sellers	LBHI + various LBHI - Controlled	LBHI	Various	(a)

LB GP No. 1 Ltd (“ECAPs”)	LBHI	LBHI	“N/A”	(b)

LBIE vs. AG Financial Products (“AGR”)	None	LBHI	‘NYS‘ Supreme	(c)

OTHER LITIGATIONS
Counterparty	Controlled Entities Party to Litigation	Debtor(s) Potentially Impacted by Litigation	Court	Most Recent Disclosure
LBF Guarantee - Enasarco	None	LBHI	Swiss Court	December 31, 2021 Balance Sheets - Docket No. 61442

LBT Clawbacks	LBHI	LBHI	Bankruptcy Court	October 1, 2020 Balance Sheets - Docket No. 60960

Sweetwater	LBHI	LBHI	Delaware Chancery Court	June 30, 2020 Balance Sheets - Docket No. 60877

Quarterly Financial Report as of October 6, 2022 (Unaudited)

Note 5 – Legal Proceedings (continued)

(a) Mortgage Sellers

LBHI filed complaints in the Bankruptcy Court against numerous mortgage sellers seeking indemnification arising from the Allowed Claims of Fannie Mae, Freddie Mac (collectively, the “GSE Claims”) and Private Label Trustees (the “PL Claims”) against LBHI for losses from defective loans purchased from LBHI. As of this October 6, 2022 Quarterly Financial Report, this matter has been resolved.

(b) ECAPS

Prior to the Commencement Date, the Company raised approximately $2 billion through the issuance in the UK of Enhanced Capital Advantaged Preferred Securities (“ECAPS”). Among the ECAPS issued via these UK funding partnerships were Lehman Brothers UK Capital Funding LP, Lehman Brothers UK Capital Funding II LP and Lehman Brothers UK Capital Funding III LP, (“ECAPS I-III”).

Lehman Brothers Holdings PLC (“PLC”) has outstanding approximately €0.8 billion of subordinated notes issued to ECAPS I-III and approximately $1.9 billion of subordinated debt which is held by LBHI (the “PLC Parties”). LBHI2 has outstanding approximately $3.186 billion of subordinated debt issued to PLC and approximately $6.139 billion of subordinated notes which is held by Lehman Brothers Holdings Scottish LP 3 (“SLP3”) (the “LBHI2 Parties”).

On March 16, 2018, the Joint Administrators of PLC and LBHI2 each made an application to the High Court in England to seek, among other things, its determination of issues of priority in respect of potential distributions to the holders of the subordinated issuances described above. The trial took place in November 2019. The Court gave judgment on July 3, 2020 (see Docket No. 60706). In essence, the Court decided that SLP3 (LBHI) is junior to PLC with respect to the LBHI2 subordinated debt, as PLC had argued, and that LBHI and ECAPS I-III are pari passu with respect to the PLC subordinated debt and that the ECAPS I-III subordinated debt was subject to discounting, as LBHI had argued. The Court also ruled that the LBHI subordinated debt (at the PLC level) was not subject to a release, as LBHI had argued. This ruling had the economic effect of awarding approximately 86% of the cash flows at issue to LBHI and 14% to ECAPS I-III.

LBHI settled with entities which in aggregate hold approximately 16.8% of the ECAPS. The agreements provide for those holders’ proportional share of the cash flows at issue to be shared as follows: 16.19% to such holders and 83.81% to LBHI.

Following a hearing commencing October 4, 2021, and ending October 8, 2021, the Court of Appeal of England and Wales gave judgment on October 20, 2021, relating to the ranking of claims held by LBHI and one of its affiliates in the insolvency proceedings of PLC and LBHI2 (the “UK Judgment”, see Docket No. 61341). Pursuant to the UK Judgment, the Court of Appeal of England and Wales reversed certain significant earlier declarations which had been delivered in July 2020 by the High Court of England and Wales. The High Court ruling would have resulted in materially higher financial outcomes for LBHI.

On November 17, 2021, LBHI sought permission to appeal the UK Judgment to The Supreme Court of the United Kingdom. In August 2022, the Supreme Court denied LBHI’s request to appeal the Court of Appeal’s decision.

The UK courts have not yet decided the question of the PLC Parties’ entitlement to or amount due of statutory interest on their claims.

Solely for the purpose of maintaining the confidentiality of its assumptions relating to these uncertain recoveries, which are informed by privileged advice from counsel, LBHI treats ECAPS-related recoveries as an Excluded Recovery herein and therefore excludes estimates for ECAPS related recoveries, including estimated recoveries under agreements with holders of approximately 16.8% of the ECAPS, from these October 6, 2022 Cash Flow Estimates.

Quarterly Financial Report as of October 6, 2022 (Unaudited)

Note 5 – Legal Proceedings (continued)

(c) LBIE Other

The outcome of the following litigation may impact LBHI’s potential indirect recoveries from LBIE:

AG Financial Products Inc.

On November 28, 2011, LBIE sued AG Financial Products Inc. (“AGR”), an affiliate of Assured Guaranty Corp., which in the past had provided credit protection to counterparties under credit default swaps. LBIE’s complaint, which was filed in the Supreme Court of the State of New York (the “New York Supreme Court”), alleged that AGR improperly terminated nine credit derivative transactions between LBIE and AGR and improperly calculated the termination payment in connection with the termination of 28 other credit derivative transactions between LBIE and AGR. LBIE asserted in the complaint that AGR owes LBIE a termination payment of approximately $1.4 billion.

On July 2, 2018, the New York Supreme Court dismissed LBIE’s claims with respect to the nine allegedly improperly terminated transactions in their entirety. That ruling remains subject to appeal. The Court also dismissed the claim that AGR breached its implied duty of good faith and fair dealing with respect to the valuation of the 28 terminated credit derivatives transactions, but found that there is a genuine question of fact as to the reasonableness and good faith of AGR’s calculation of its loss, and so LBIE may proceed with its claim against AGR for breach of contract. On July 31, 2018, AGR filed a Notice of Appeal with the New York State Appellate Division with respect to the surviving claims. On January 17, 2019, the Appellate Division denied AGR’s appeal.

After a lengthy delay due to the coronavirus, the trial in the New York State Supreme Court, Commercial Division began on October 18, 2021, and continued for five weeks, concluding on November 19th. The parties subsequently submitted briefs on open evidentiary issues. On February 28, 2022, Judge Melissa Crane conducted the hearing on those open issues and ruled on several issues from the bench. On March 2, 2022, Judge Crane issued a decision resolving the remaining outstanding issues. The parties submitted opening post trial briefs on April 25, 2022, and reply briefs on June 21, 2022. The parties await the trial court’s decision.

Solely for the purpose of maintaining the confidentiality of its assumptions relating to these uncertain recoveries, which are informed by privileged advice from counsel, LBHI treats the AGR litigation as an Excluded Recovery herein and therefore excludes estimates for AGR litigation-related recoveries from these October 6, 2022 Cash Flow Estimates.

Quarterly Financial Report as of October 6, 2022 (Unaudited)

Note 6 – Taxes Payable

Taxes payable is an estimate of tax liabilities, net of the estimated impact of any refund claims, deposits and net operating losses (“NOL”). Taxes payable have been allocated among the members of the LBHI Tax Group pursuant to the Debtor Allocation Agreement. The Debtor Allocation Agreement, which became effective on the Effective Date, addresses the relationship among the Debtors and certain Affiliates with respect to consolidated federal/combined state/local income taxes for pre-petition and post-petition years.

As of October 6, 2022, the Company recorded an estimate of $18 million for potential pre- and post-petition amounts owed to federal, state, local and international taxing authorities, net of expected refund claims.

Net Operating Losses

The NOLs of the LBHI Tax Group (including LBHI-Controlled Entities) are subject to audit and adjustment by the IRS and primarily expire in or about 2028. Substantially all of the LBHI Tax Group’s current consolidated net operating loss carryovers are attributable to the Debtors. The Plan provides for an orderly liquidation of the Debtors. As previously disclosed in the Company’s Quarterly Financial Report as of March 31, 2012 [Docket No. 29731], the LBHI Tax Group received a private letter ruling from the IRS in connection with the Plan going effective that stated (i) the liquidation of the Debtors for U.S. federal income tax purposes may occur over an extended period, and (ii) the reduction of the LBHI Tax Group’s NOLs as a result of the discharge of debt pursuant to the Plan generally would not occur until completion of the liquidation.

In January 2020, the Company received a supplemental IRS ruling extending the original ruling relating to the Company’s liquidation. All remaining Debtor NOLs not previously utilized to absorb taxable income of the LBHI Tax Group are expected to be fully utilized to offset income resulting from the discharge of debt on the final date of liquidation of LBHI.

IV.	Balance Sheets

LEHMAN BROTHERS HOLDINGS INC. and LBHI-Controlled Entities

Balance Sheets As of October 6, 2022

(Unaudited)

	Lehman Brothers Holdings Inc.	Total LBHI- Controlled
($ in millions)	08-13555 (1)	Entities (2)
Assets
Cash and short-term investments	$10	$24
Cash and short-term investments pledged or restricted	114	6
Financial instruments and other inventory positions:
Commercial Real Estate	2	1
Residential Real Estate and Other	0	—
Principal Investments	6	10
Derivative Receivables and Related Assets	1	—

Total Financial instruments and other inventory positions	10	10
Receivables from LBHI and LBHI-Controlled Entities and other assets	9	5
Investments in Affiliates	64	0
Due from Affiliates:
LBHI and LBHI-Controlled Entities	69	0
Non-Controlled Affiliates	1,807	96

Total Due from Affiliates	1,877	96

Total Assets	$2,082	$142

Liabilities and Stockholders’ Equity
Liabilities
Payables to LBHI and LBHI-Controlled Entities and other liabilities	$7	$2
Due to Affiliates:
LBHI-Controlled Entities	$—	69
Non-Controlled Affiliates	0	2

Total Due to Affiliates	0	71
Taxes Payable	14	5
Liabilities Subject to Compromise	128,505	—

Total Liabilities	128,525	78
Stockholders’ Equity	(126,443)	64

Total Liabilities and Stockholders’ Equity	$2,082	$142

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for LBHI do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.
(2)

Balances for LBHI-Controlled Entities reflect the impact of eliminations of (i) intercompany balances only between LBHI-Controlled Entities and (ii) investments in subsidiaries only between LBHI-Controlled Entities.

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